THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND CONSENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (this “Amendment”) is entered into and effective as of December 18, 2006 among FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company and certain of its Affiliates (collectively the “Borrowers”), certain Subsidiaries and Affiliates of the Borrowers (the “Guarantors”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement dated as of June 23, 2006 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested certain modifications and consents to the Credit Agreement;

WHEREAS, the Required Lenders have agreed to such modifications and consents, subject to the terms set forth herein as more fully set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments to Credit Agreement.

(a) Definitions.

(i) The definition of “Borrowers” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Borrowers” means, subject to Section 8.04(f), FIG, FPIH II, FPIH III, FPIH IV, FIG Partners Pool (A), FIG Partners Pool (P), FIG Partners Pool (P2) and Fortress Canada Management Trust and “Borrower” means any one of them.

(ii) Clause (j) of the definition of “EBITDA” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

(j) cash Promote Fees received from Private Equity Funds, plus;

(iii) The last proviso in the definition of “Investment Assets” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

; provided that Investment Assets shall not include (i) Deferred Management and Incentive Fees or (ii) any assets held or owned by a Principal Guarantor.

(iv) The following definition is added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Principal Guarantor” means a Person owned directly or indirectly by a Principal who becomes a Guarantor pursuant to documentation reasonably acceptable to the Administrative Agent; provided that such documentation will evidence that a Principal Guarantor will not be subject to Sections 7.02 (except 7.02(h)), 714 or 8.07.

(b) Certificates; Other Information. With respect to Section 7.02(c) of the Credit Agreement, (i) clause (iv) thereof is amended and restated in its entirety and (ii) a new clause (vi) is added, each to read as set forth below:

(iv) a detailed report listing Management Fee Earning Assets for each Fortress Fund and an identification of which Fortress Funds are Material Fortress Funds,

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and (vi) copies of any amendments, modifications or changes to the Organization Documents of a Loan Party or any Subsidiary thereof not previously disclosed in writing to the Administrative Agent.

(c) Books and Records. Section 7.09(a) of the Credit Agreement is amended by deleting the word “SBA” set forth therein and inserting the word “GAAP” in substitution thereof.

(d) Investments. Section 8.02 of the Credit Agreement is amended by (i) deleting the “.” at the end of clause (i) thereof and inserting “; and” in substitution thereof and (ii) adding a new clause (j) to read as follows:

(j) Investments by Principal Guarantors as set forth on Schedule 8.02(j).

(e) Fundamental Changes. Section 8.04 of the Credit Agreement is amended by (i) deleting the “and” immediately before clause (e) and (ii) adding a new clause (f) to read as follows:

and (f) a Borrower may merge or consolidate with any Borrower; provided that in any such event FIG must survive and remain a Borrower.

(f) Dispositions. Section 8.05(g)(ii) of the Credit Agreement is amended and restated in its entirety to read as follows:

(ii) In addition to Dispositions permitted by clause (i) above, notwithstanding anything in Sections 8.04, 8.05 (other than Section 8.05(h)) and 8.06 to the contrary, each Loan Party and each Subsidiary thereof shall be permitted to make Dispositions prior to the IPO to any Person owned, directly or indirectly, by the Principals, so long as (A) the aggregate value of such Dispositions does not exceed $600,000,000, (B) such Person is a Principal Guarantor or simultaneously becomes a Principal Guarantor upon such Disposition; it being understood that, in connection with the IPO, such Person shall automatically be released as a Principal Guarantor immediately prior to the IPO so long as, after giving effect to the release, the IPO and the application of the IPO proceeds, the aggregate value of Investment Assets is greater than or equal to $550,000,000 and (C) until a Principal Guarantor is released from its obligations as a Principal Guarantor as set forth in clause (B) above, a Principal Guarantor (1) shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness under the Loan Documents, (2) shall not create incur, assume or suffer to exist any Lien other than Permitted Liens, (3) shall provide information regarding the aggregate fair market value of its Investments to the Administrative Agent within 55 days after the end of each fiscal quarter, (4) shall keep its books and records and financial operations separate from the books and records and financial operations of the Fortress Entities and their Subsidiaries and (5) shall only engage in the business of owning Permitted Investments and other businesses reasonably related thereto.

(g) Restricted Payments. Section 8.06(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

(d) a Loan Party or a Subsidiary may make any Distribution to the extent it would be permitted as a Disposition under Section 8.05.

(h) Transactions with Affiliates and Insiders. Section 8.08 of the Credit Agreement is amended by changing clause (e) to clause (f) and inserting a new clause (e) immediately prior to the new clause (f) to read as follows:

(e) Investments in Fortress Funds by officers, directors and Affiliates without the payment of normal fees or charges related thereto.

(i) Organization Documents. Section 8.12(a) of the Credit Agreement is amended and restated in its entirety to read as follows

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(j) Capital Expenditures. Section 8.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

Permit Capital Expenditures of the Loan Parties and their Subsidiaries and Affiliates to exceed $20,000,000, in the aggregate, during any fiscal year.

(k) Schedule 8.02(j). A new Schedule 8.02(j) shall be added to the Credit Agreement to read as attached hereto.

2. Consent. The Borrowers have advised the Administrative Agent and the Lenders that the Borrowers will amend certain Organization Documents of certain Fortress Funds to allow limited partners holding a majority of the unaffiliated partnership interests of such Fortress funds to have the ability to liquidate such Fortress Funds without cause (the “Organization Document Amendments”). The result of the Organization Document Amendments is to effect the deconsolidation of the Fortress Funds for financial reporting purposes. The Organization Document Amendments may violate Section 8.12(a) of the Credit Agreement. Therefore, the Administrative Agent and the Required Lenders hereby consent to the Organization Document Amendments and hereby waive any related Default or Event of Default that would result directly as a result of a breach of Section 8.12(a) of the Credit Agreement in connection with the Organization Document Amendments.

3. Effectiveness; Conditions Precedent. This Amendment shall be and become effective upon receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrowers, the Guarantors and the Required Lenders and the payment of all fees and expenses then due and payable.

4. Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed arid shall remain in full force and effect according to its terms. Each of the Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations and guaranty obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document.

5. Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ organizational documents or (ii) materially violate, contravene or conflict with any Requirement of Law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries.

6. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (a) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, (b) after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default and (c) the Collateral Documents continue to create a valid perfected security interest in the Collateral prior to all Liens other than Permitted Liens.

7. Release. In consideration of the Administrative Agent and the Required Lenders entering into this Amendment on behalf of the Lenders, the Loan Parties hereby release the Administrative Agent, the L/C Issuer, each of the Lenders, and the Administrative Agent’s, the L/C Issuer’s and each of the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

8. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered promptly upon request.

9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:	FORTRESS INVESTMENT GROUP LLC,
a Delaware limited liability company
FORTRESS PRINCIPAL INVESTMENT HOLDINGS II LLC,
a Delaware limited liability company
FORTRESS PRINCIPAL INVESTMENT HOLDINGS III LLC,
a Delaware limited liability company
FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC,
a Delaware limited liability company
FORTRESS CANADA MANAGEMENT TRUST,
a Delaware statutory trust
	By:	/s/ Dan Bass
	Name:	Dan Bass
	Title:	Chief Financial Officer of each of the above-referenced Borrowers

FIG PARTNERS POOL (A) LLC,
a Delaware limited liability company
	By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

FIG PARTNERS POOL (P) LLC,
a Delaware limited liability company
	By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

FIG PARTNERS POOL (P2) LLC,
a Delaware limited liability company
	By:	/s/ Randal A. Nardone
	Name:	Randal A. Nardone
	Title:	Chief Operating Officer

GUARANTORS:	FORTRESS INVESTMENT HOLDINGS LLC, a Delaware limited liability company

FORTRESS PRINCIPAL INVESTMENT HOLDINGS LLC, a Delaware limited liability company

FORTRESS PRINCIPAL INVESTMENT GROUP LLC, a Delaware limited liability company

	By:	/s/ Dan Bass
	Name:	Dan Bass
	Title:	Chief Financial Officer of each of the above-referenced Guarantors

FORTRESS FUND III GP (HOLDINGS) LLC, a Delaware limited liability company

By:	/s/ Randal A. Nardone
Name:	Randal A. Nardone
Title:	Chief Operating Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,

	By:	/s/ Joshua A. Podietz
	Name:	Joshua A. Podietz
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender and L/C Issuer

	By:	/s/ Joshua A. Podietz
	Name:	Joshua A. Podietz
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stephen Leon
Name:	Stephen Leon
Title:	Managing Director

By:	/s/ Maureen S. Malphus
Name:	Maureen S. Malphus
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

By:	/s/ Susan LeFevre
Name:	Susan LeFevre
Title:	Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tayven Hike
Name:	Tayven Hike, CFA
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James R. Coffman
Name:	James R. Coffman
Title:	Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Robert Schatzman
Name:	Robert Schatzman
Title:	Authorized Signatory

LEHMAN COMMERCIAL PAPER INC., as a Lender

By:	/s/ Diane Albanese
Name:	Diane Albanese
Title:	Authorized Signatory